Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

To the Board of Directors
World Waste Technologies, Inc and Subsidiaries

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our Independent Registered Public Accounting Firm's Report dated February 17, 2006, except for (Note 16, which is as of May 19,
2006) covering the amended consolidated financial statements of World Waste Technologies, Inc. and Subsidiaries for the years ended December 31, 2005 and 2004 to be included in this registration statement on Form SB-2 to be filed with the Commission on or around July 27, 2006.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

                         /s/ Stonefield Josephson, Inc
                         -----------------------------
                         Stonefield Josephson, Inc
                         CERTIFIED PUBLIC ACCOUNTANTS
                         Los Angeles, California
                         July 27, 2006